                                                                  Exhibit (n)(1)



                 [Letterhead of Sutherland Asbill & Brennan LLP]




                                 April 25, 2006



Board of Directors
Farmers New World Life Insurance Company
3003 - 77th Avenue, S.E.
Mercer Island, WA  98040

Ladies and Gentlemen:

      We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of the Post-Effective Amendment No. 6 to the Registration Statement on Form N-6 (File No. 333-100287) of the Farmers Variable Life Separate Account A. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Very truly yours,

                                            Sutherland Asbill & Brennan LLP



                                            By:  /s/  Mary Jane Wilson-Bilik
                                                --------------------------------
                                                Mary Jane Wilson-Bilik